AMBAC
                           AMBAC Indemnity Corporation
                           c/o CT Corporation Systems
                             44 East Mifflin Street
                            Madison, Wisconsin 53703
                             Administrative Office:
                             One State Street Plaza
                            New York, New York 10004
                            Telephone: (212) 668-0340
                     Certificate Guaranty Insurance Policy

Insured Obligations: Residential Accredit Loans, Inc. Policy Number: AB0077BE Mortgage Asset-Backed Pass-Through Certificates,
Series 1996-QS6, Class A Premium: 0.11% per annum, calculated as set forth in the Certificate Guaranty Insurance Policy Endorsement attached hereto

AMBAC Indemnity Corporation (AMBAC) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

AMBAC will make such  payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to AMBAC of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to AMBAC, transferring to AMBAC all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. AMBAC shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, AMBAC shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from AMBAC to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by AMBAC for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of AMBAC, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, AMBAC hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to AMBAC, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, AMBAC has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon AMBAC by virtue of the countersignature of its duly authorized representative.

/s/ Philip Lassiter                                  /s/ Stephen D. Cooke
President                                            Secretary


                                                     /s/ Karl T. Molin
Effective Date:  August 29, 1996                     Authorized Representative



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                                EXECUTION VERSION










                CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT



Attached to and forming                           Effective Date of Endorsement:
part of Policy #AB0077BE                                        August 29, 1996
issued to:




The First National Bank of Chicago,
as Trustee on behalf of, and for the benefit of the Holders of, the Mortgage Asset-Backed Class A
Pass-Through Certificates, Series 1996-QS6 as Issued pursuant to the Agreement



         For all purposes of this Policy, the following terms shall have the following meanings:

         "Agreement" shall mean the Pooling and Servicing Agreement dated as of August 1, 1996 among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" shall mean, with respect to the Class A Certificates, as of any Distribution Date (i) any shortfall in amounts available in the Certificate Account to pay interest for the related Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the then applicable Pass-Through Rate, net of any Prepayment Interest Shortfalls, any interest shortfalls relating to the Relief Act and any Unpaid Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.

         "Due for Payment" shall mean the Distribution Date on which Insured Amounts are due.

         "Final Distribution Date" shall mean the Distribution Date in August 25, 2026.

         "First Distribution Date" shall mean September 25, 1996.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Class A Certificates.

         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time) dated as of August 29, 1996, by and among the Insurer, Residential Funding Corporation, as seller of the Mortgage Loans to the Company and as Master Servicer, the Company and The First National Bank of Chicago as Trustee.



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         "Insurance  Policy" or "Policy"  shall mean this  Certificate  Guaranty
Insurance Policy together with each and every endorsement hereto.

         "Insured Amounts" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

         "Insured Obligations" shall mean the Class A Certificates.

         "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of Insured Amounts for such Distribution Date.

         "Insurer" shall mean AMBAC Indemnity Corporation, or any successor thereto, as issuer of the Insurance Policy.

         "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable rate of interest on the Class A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date

         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

         "Premium Percentage" shall mean 0.11 % per annum.

         "Reimbursement Amount" shall mean, as to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) (i) any other amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest on such amounts at the Late Payment Rate.

         "Trustee" shall mean, for the purposes of the Policy, The First National Bank of Chicago, or any successor thereto under the Agreement.

         Capitalized used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

         AMBAC hereby agrees that if, as of any Distribution Date, it has become subrogated to the rights of Holders by virtue of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, AMBAC does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement.

         As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

         A premium will be payable on this Policy on each Distribution Date as provided in Section 4.01(b) of the Agreement, beginning with the First
Distribution Date, in an amount equal to 1/12th of the product of (i) the Premium Percentage and (ii) the aggregate Certificate Principal Balance of the Class A Certificates on the prior Distribution Date (after giving effect to any distributions to be made on such Distribution Date); provided that on the First Distribution Date, the premium will be equal to


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1/12th  of  the  product  of the  (i)  Premium  Percentage  and  (ii)  aggregate
Certificate  Principal  Balance of the Class A  Certificates  as of the  Cut-off
Date.

         The   insurance   provided   by  the  Policy  is  not  covered  by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of AMBAC. This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

         This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of Illinois (without giving effect to the conflict of laws provisions thereof).

         IN WITNESS WHEREOF, AMBAC has caused this Endorsement to the Policy to be signed by its duly authorized officers.



Vice President                                       Assistant Secretary



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                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0071BE


                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS


                          Date:  [            ]


AMBAC INDEMNITY CORPORATION
One State Street Plaza
New York, New York  10004
Attention:  General Counsel

         Reference is made to Certificate Guaranty Insurance Policy No.#AB0077BE (the "Policy") issued by AMBAC Indemnity Corporation ("AMBAC"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

  The Trustee hereby certifies as follows:

1.The Trustee is the Trustee under the Agreement for the Class A Certificates.

2.The relevant Distribution Date or Final Distribution Date is [date].

3.Payment on the Class A Certificates in respect of the Distribution Date is due to be received on ____________________________ under the
Agreement, in an amount equal to $_____________________.

[3The amount to be paid to the Holders of the Class A Certificates on the Final Distribution Date is $----------.]

4.There is a Deficiency Amount of $__________________ in respect of the Class A Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

 5.The sum of $__________________ is the Insured Amount that is Due for Payment.

6.The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

7.The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by AMBAC under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

  [The First National Bank of Chicago
  ABA # [[_____________]]
  Acct # [[_____________]]
  FBO:  RALI 1996-QS6]

  [Trustee's account number.]

8.The  Trustee  hereby  agrees  that,  following  receipt of the
  Insured Amount from AMBAC, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Certificate Account and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to the Class A Certificates and the corresponding claim on the Policy and proceeds thereof.




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                                [Name of Trustee]


                                                              By:


                                     Title:
                                    (Officer)


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